Exhibit 99.1

                FOURTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER


     THIS FOURTH AMENDMENT, dated as of May 12, 2004 (this "Amendment"), to the
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Agreement and Plan of Merger, dated as of September 4, 2003 and amended as of
October 3, 2003, January 7, 2004 and April 29, 2004 (the "Merger Agreement"), by
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and among CHINADOTCOM CORPORATION, a company organized under the laws of the
Cayman Islands ("Parent"), CDC SOFTWARE HOLDINGS, INC., a Delaware corporation
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and a wholly owned subsidiary of Parent ("Merger Sub"), and ROSS SYSTEMS, INC.,
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a Delaware corporation (the "Company"). Capitalized terms used but not defined
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herein have the meanings assigned to such terms in the Merger Agreement.

     Pursuant to the terms of the Merger Agreement and in accordance with
Section 9.04 thereof, the parties hereto agree to amend the Merger Agreement as follows:

     Section 1    Amendment to Section 6.02. Section 6.02(b) of the Merger
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Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

          "(b) enter into any negotiation or Contract with respect to any transaction (other than the Merger and an acquisition by Parent of Pivotal Corporation, a company based in Vancouver, B.C.) that would, to the knowledge of Parent acting reasonably, (i) materially delay or adversely affect the ability of the parties to obtain any approvals or clearances from Governmental Authorities required to permit consummation of the Merger, or (ii) delay the date of mailing of the Proxy Statement (or require an amendment to the Proxy Statement following such mailing) such that the Closing would be delayed past September 1, 2004."

     Section 2    Amendment to Section 9.01. Section 9.01(b) of the Merger
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Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

          "(b) by any of Parent, Merger Sub or the Company if (i) the Effective Time shall not have occurred on or before September 1, 2004; provided, however, that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the applicable date;
     (ii) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; or (iii) this Agreement shall not have been approved and adopted in accordance with Delaware Law by the Company's stockholders at the Company Stockholders' Meeting;"


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     Section 3    Full Force and Effect. Except as expressly amended hereby, the
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Merger Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

     Section 4    Governing Law. This Amendment shall be governed by, and
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construed in accordance with, the Laws of the State of Delaware applicable to
Contracts executed in and to be performed in that State.

     Section 5    Counterparts. This Amendment may be executed and delivered
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(including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          CHINADOTCOM CORPORATION



                                          By:  /s/ Steven Chan
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                                                Name: Steven Chan
                                                Title: General Counsel and
                                                       Company Secretary



                                          CDC SOFTWARE HOLDINGS, INC.

                                          By:  /s/ Steven Chan
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                                                Name: Steven Chan
                                                Title: Authorized Signatory


                                          ROSS SYSTEMS, INC.

                                          By:   /s/ J. Patrick Tinley
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                                                Name: J. Patrick Tinley
                                                Title: Chief Executive Officer